                           ARTICLES OF INCORPORATION
                                       OF
                      PATRICK AIRCRAFT TANK SYSTEMS, INC.

     WE, the undersigned HARVEY O. PATRICK, whose post office address is 5229 Windmill Lane, Columbia, Maryland 21044, RICHARD L. SCOTT, whose post office address is 103 Talloway Court, Sykesville, Maryland 21784 and LAWRENCE G. SMITH, JR. whose post office address is 10 Lefferts Ct., Middletown, N.J. 07748, each being at least twenty-one years of age, do hereby associate ourselves as incorporators with the intention of forming a corporation under and by virtue of the general laws of the State of Maryland.

                               ARTICLE I - NAME

     The name of the Corporation, hereinafter called the Corporation, is PATRICK AIRCRAFT TANK SYSTEMS, INC.

                             ARTICLE II - PURPOSES

     The general nature of its business, and the purposes for which the Corporation is formed, are as follows:

     FIRST: The specific business in which the corporation is primarily to engage is the manufacture, purchasing, sale, design, and service of aircraft fuel systems.

     SECOND: To engage in the manufacture, purchase and sale of aircraft parts and equipment, and as such to service, manufacture, hold, purchase or otherwise acquire, buy and sell both retail and wholesale, produce, secure, receive, procure, make or otherwise dispose of, and generally deal in aircraft equipment and supplies of all types and to conduct such business either for its own account or as agent, factor, broker, middleman, commission man or representative of others.

     THIRD: To apply for, obtain, purchase, or otherwise acquire any patents, copyrights, licenses, trademarks, tradenames, rights, processes, formulae and the like which might be used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account the same.

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[____] part of the property, rights, businesses, contracts, goodwill, franchises and assets of every kind of any corporation, co-partnership or individual (including the estate of a decedent), carrying on or having carried on in whole or in part any of the aforesaid businesses or any other businesses that the Corporation may be authorized to carry on, and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any such property, rights, business, contracts, goodwill, franchises or assets by the issue, in accordance with the laws of Maryland of stock, bonds or other securities of the Corporation or otherwise.

     FIFTH: To acquire by purchase, or lease, or otherwise, lands and interests in lands and to own, hold, improve, develop, and manage any real estate so acquired and to erect or cause to be erected on any lands owned, held or occupied by the Corporation buildings or other structures with their appurtenances and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected an any lands so owned, held or occupied and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures and any stores, shops, suites, rooms or parts of any buildings or other structures at any time or held by the Corporation.

     SIXTH: To manage, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation, and from time to time to vary any investment or employment of capital of the Corporation.

     SEVENTH: To carry on and transact for itself or for account of others the business of general merchants, general agents, manufacturers, buyers and sellers of or dealers in natural products, raw materials, manufactured products, marketable goods, wares and merchandise of every description.

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     EIGHTH: To purchase or otherwise acquire, hold and reissue shares of its capital stock of any class; and to purchase, hold, sell, assign, transfer, exchange, lease, mortgage, pledge or otherwise dispose of any shares of stock or of voting trust certificates for any shares of stock of or any bonds or other securities or evidences of indebtedness issued or created by any other corporation or association organized under the laws of the State of Maryland or of any other state, territory, district, colony or dependency of the United States of America or of any foreign country and while the owner or holder of any such shares of stock, voting trust certificates, bonds or other obligations to possess and exercise in respect thereof any and all rights, powers and privileges of ownership including the right to vote on any shares of stock so held or owned and upon a distribution of the assets or a division of the profits of this Corporation, to distribute any such shares of stock, voting trust certificates, bonds or other obligations or the proceeds thereof among the stockholders of this Corporation.

     NINTH: To carry out all or any part of the aforesaid purposes and to conduct its business in all or any of its branches in any or all states, territories, districts, colonies and dependencies of the United States of America and in foreign countries and to maintain offices and agencies in any or all states, territories, districts, colonies and dependencies of the United States of America and in foreign countries.

     The aforegoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law and is not intended by the mention of any particular purpose, object or business in any manner to limit or restrict the generality of any other purpose, object or business mentioned or to limit or restrict any of the powers of the Corporation. The Corporation is formed upon the articles, conditions and provisions herein expressed and subject in all particulars to the limitations relative to corporations which are contained in the general laws of this State.

                 ARTICLE III - ADDRESS AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in Maryland is 7190 Oakland Mills Road, Columbia, Maryland 21046, and the name and post office address of the resident agent of the Corporation in Maryland is RICHARD L. SCOTT of 7190 Oakland Mills Road, Columbia, Maryland, County of Howard, 21046. The resident agent is a citizen of Maryland and actually resides therein.

                             ARTICLE IV - STOCK

     The total number of shares of stock which the Corporation has authority to issue is One Hundred Thousand Shares at a par value of One Dollar ($1.00) each of common voting stock.

                            ARTICLE V - DIRECTORS

     The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the by-laws of the Corporation but shall never be less than three. The names of the directors who shall act until the first meeting or until their successors are duly chosen and take office are HARVEY O. PATRICK, RICHARD L. SCOTT and LAWRENCE
G. SMITH, JR.

     The Directors of the Corporation shall be elected annually by the stockholders at the regular annual meeting, and each stockholder shall be entitled to cast as many votes as shall equal the number of his shares of stock; cumulative voting shall be allowed at all meetings of stockholders. Stockholders may vote by proxy. The Board of Directors of the Corporation shall have such powers as are necessary and incidental to carrying out the purposes of the Corporation, except as otherwise limited by the by-laws of the Corporation.

                            ARTICLE VI - OFFICERS

     The executive officers of the Corporation shall be a president, vice-president, a secretary and a treasurer and any two of these offices may be held by the same person except that the offices of president and vice-president may not be held by the same person. Additional officers may be appointed in the discretion of the Board of Directors. Executive officers shall be elected by the Board of Directors by majority vote at the annual meeting of the stockholders. The Officers of the Corporation shall have only such powers as are granted to them by the by-laws of the Corporation or by the Board of Directors by action taken at any regular or special meeting thereof.

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                            ARTICLE VII - BY-LAWS

     The by-laws of the Corporation shall be made and enacted by the stockholders at their first annual meeting, and no additions or amendments thereto shall thereafter be made except by majority vote of the stockholders at any annual or special meeting.

                           ARTICLE VIII - DURATION

     The duration of the Corporation shall by perpetual.

     IN WITNESS WHEREOF, we have hereunto affixed our hands and seals this 4th day of June, 1980.

/s/ Evelyn Regal                          /s/ Harvey O. Patrick
--------------------------------------    ---------------------------------
                                          HARVEY O. PATRICK

/s/ Evelyn Regal                          /s/ Richard L. Scott
--------------------------------------    ---------------------------------
                                          RICHARD L. SCOTT

/s/ Evelyn Regal                          /s/ Lawrence G. Smith, Jr.
--------------------------------------    ---------------------------------
                                          LAWRENCE G. SMITH, JR.


STATE OF MARYLAND, COUNTY OF HOWARD, TO WIT:

     I HEREBY CERTIFY that on this 4th day of JUNE, 1980, before me, the Subscriber, a Notary Public of the State of Maryland, in and for the County aforesaid, personally appeared HARVEY O. PATRICK, RICHARD L. SCOTT and LAWRENCE G. SCOTT, JR. and they actually acknowledged the aforegoing ARTICLES OF INCORPORATION to be their act.

AS WITNESS my hand and Notarial Seal.



[Seal]                                    /s/ Eric P. Van Swol
                                          ------------------------------------
                                          NOTARY PUBLIC

my COMMISSION EXPIRES: July 2, 1982

                      ARTICLES OF INCORPORATION
                                 OF
                  PATRICK AIRCRAFT TANK SYSTEMS, INC.






approved and received for record by the State Department of Assessments and Taxation of Maryland June 6, 1980 at 9:00 o'clock A.M. as in conformity with law and ordered recorded.

     Recorded in Liber 2,478, folio 000703, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                            -----------------

Bonus tax paid $20.00  Recording fee paid $20.00   Special Fee paid $_______


                                                               RECD FEE 4.63
                                                                     98621 #
                                                      #56034 C940 R02 T09:36
                                                                   H01/19/81


To the clerk of the Circuit Court of Howard County

     IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsments thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

     AS WITNESS my hand and seal of the said Department at Baltimore.

                                         /s/ William J. Simmons
                                         ----------------------


   [SEAL]                         A 98621

                        Mailed to Pats, Inc.
                              7190 Oakland Mills Rd
                              Columbia, MD 21046